SOUTHWESTERN ENERGY COMPANY

2002 EMPLOYEE STOCK INCENTIVE PLAN
(As Adopted October 23, 2002)

1.     Purpose of the Plan

        The purpose of the Southwestern Energy Company 2002 Employee Stock Incentive Plan is to enable the Company to attract and retain employees that (i) are not officers or directors of Southwestern Energy Company for purposes of Section 16 of the Exchange Act and (ii) are the best available personnel for positions of substantial responsibility, to reward such employees for superior performance and to strengthen the mutuality of interests between such employees and Southwestern’s shareholders. The Plan is designed to meet this intent by providing such employees with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company in order to provide them with additional motivation to continue in the Company’s employ and to further its profitable growth.

2.     Definitions

        As used in the Plan, the following definitions apply to the terms indicated below:

        (a)      “Board of Directors” shall mean the Board of Directors of Southwestern.

        (b)      “Cause” when used in connection with the termination of a Participant’s employment with the Company, shall mean the termination of the Participant’s employment by the Company on account of (i) the willful and continued failure by the Participant to substantially perform his duties and obligations (other than any such failure resulting from his incapacity due to physical or mental illness), after a written demand for substantial performance has been delivered to the Participant by the Company or by the Participant’s supervisor, which demand identifies in reasonable detail the manner in which the Participant is believed to have not substantially performed his or her duties, (ii) the Participant’s willful and serious misconduct which has resulted in or could reasonably be expected to result in material injury to the business, financial condition or reputation of the Company, (iii) the Participant’s conviction of, or entering of a plea of nolo contendere to, a crime that constitutes a felony or serious misdemeanor or (iv) the breach by the Participant of any written covenant or agreement with the Company not to disclose any information pertaining to the Company or not to compete or interfere with the Company.

        (c)      “Change in Control” shall mean the occurrence of any of the following:

                    (i)     any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), an “Acquiring Person”) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Southwestern representing 20% or more of the combined voting power of Southwestern’s then outstanding securities, provided, however, that any acquisition by (A) the Company, or any employee benefit plan (or related trust) sponsored or maintained by the Company, or (B) any corporation with respect to which, immediately following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, in the aggregate by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Southwestern Common Stock and Southwestern voting securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the outstanding Southwestern Common Stock and Southwestern voting securities, as the case may be, shall not constitute a Change in Control;

                    (ii)     consummation by Southwestern of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the outstanding Southwestern Common Stock and Southwestern voting securities immediately prior to such Business Combination do not in the aggregate, immediately following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the outstanding Southwestern Common Stock and Southwestern voting securities, as the case may be;

                    (iii)     any individual who is nominated by the Board for election to the Board on any date fails to be so elected as a direct or indirect result of any proxy fight or contested election for positions on the Board;

                    (iv)     a “change in control” of Southwestern of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act occurs;

                    (v)      (A) a complete liquidation or dissolution of Southwestern or (B) a sale or other disposition of all or substantially all of the assets of both the Exploration & Production and the Utility business segments of Southwestern other than to a corporation with respect to which, immediately following such sale or disposition, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, in the aggregate by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Southwestern Common Stock and Southwestern voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Southwestern Common Stock and Southwestern voting securities, as the case may be, immediately prior to such sale or disposition;

                    (vi)     other than with respect to a person who is employed in the Utility business segment of Southwestern, the sale or other disposition of all or substantially all the assets of the exploration and production business segment of Southwestern, other than to a corporation with respect to which, immediately following such sale or disposition, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, in the aggregate by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Southwestern Common Stock and Southwestern voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Southwestern Common Stock and Southwestern voting securities, as the case may be, immediately prior to such sale or disposition; or

                    (vii)     a majority of the Board of Directors determines in its sole and absolute discretion that there has been a Change in Control of Southwestern or that there will be a Change in Control of Southwestern upon the occurrence of certain specified events and such events occur.

          (d)      “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (e)      “Committee” shall mean the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

          (f)      “Common Stock” shall mean Southwestern’s Common Stock, $.10 par value per share, or any other security into which the Common Stock shall be changed pursuant to the adjustment provisions of Section 10 of the Plan.

          (g)      “Company” shall mean collectively Southwestern and each of its Subsidiaries, or individually, Southwestern or one of its Subsidiaries as the context requires.

          (h)      “Disability” shall mean a condition entitling a Participant to benefits under the long-term disability policy maintained by the Company and applicable to him or her.

          (i)      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

          (j)      “Fair Market Value” shall mean, with respect to a share of Common Stock, as of the applicable date of determination (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices for a share of Common Stock on the immediately preceding business day (x) as reported on the National Association of Securities Dealers Automated Quotation System or (y) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion.

           (k)      “Incentive Award” shall mean an Option, SAR, share of Phantom Stock or a share of Restricted Stock granted to a Participant pursuant to the terms of the Plan.

          (l)      “Issue Date” shall mean the date established by the Committee on which certificates representing shares of Restricted Stock shall be issued by Southwestern pursuant to the terms of Section 9(a) hereof.

          (m)      “Option” shall mean an Option to purchase shares of Common Stock granted to a Participant pursuant to the terms of the Plan, which Option is subject to the terms and conditions in any agreement evidencing such Option. All Options shall be non-qualified stock options; i.e. Options that do not meet the requirements of Section 422 of the Code.

          (n)      “Participant” shall mean an employee of the Company who is not a director or officer of Southwestern for purposes of Section 16 of the Exchange Act, is a full-time employee of the Company, is an “exempt employee” as defined under the Fair Labor Standards Act of 1938, and is granted one or more Incentive Awards pursuant to the Plan and, following the death of any such employee, his or her successors, heirs, executors and administrators, as the case may be.

          (o)      “Person” shall mean a “person,” as such term is used in Section 13(d) and 14(d) of the Exchange Act.

          (p)      “Phantom Stock” shall mean the right granted to a Participant to receive a payment in cash equal to the Fair Market Value of a share of Common Stock, which right is granted pursuant to Section 8 hereof and subject to the terms and conditions contained therein and in any agreement evidencing such share of Phantom Stock.

          (q)      “Plan” shall mean this Southwestern Energy Company 2002 Employee Stock Incentive Plan, as it may be amended from time to time.

          (r)      “Restricted Stock” shall mean a share of Common Stock which is granted to a Participant pursuant to Section 9 hereof and which is subject to the restrictions set forth in Section 9(c) hereof for so long as such restrictions continue to apply to such share, and such other terms and conditions contained in any agreement evidencing such Restricted Stock.

          (s)      “Retirement” shall mean the termination of the employment of a Participant with the Company on or after (i) the first date on which the Participant has both attained age 55 and completed 5 years of service with the Company or (ii) the date on which the Participant attains age 65.

          (t)      “SAR” shall mean a stock appreciation right granted to a Participant pursuant to Section 7 hereof which is not related to any Option, which SAR is subject to the terms and conditions contained in any agreement evidencing such SAR.

          (u)      “Securities Act” shall mean the Securities Act of 1933, as amended.

          (v)      “Southwestern” shall mean Southwestern Energy Company, an Arkansas corporation, and any successor thereto.

          (w)      “Subsidiary” shall mean any “subsidiary corporation” within the meaning of Section 425(f) of the Code.

          (x)      “Vesting Date” shall mean the date established by the Committee on which a share of Restricted Stock or Phantom Stock may vest.

3.     Stock Subject to the Plan

         Under the Plan, the Committee may grant to Participants (i) Options, (ii) SARs, (iii) shares of Phantom Stock and/or (iv) shares of Restricted Stock.

         Subject to adjustment as provided in Section 10 hereof and the following provisions of this Section 3, the maximum number of shares of Common Stock that may be covered by Incentive Awards granted under the Plan shall be 300,000 shares.

         The number of shares of Common Stock to which an Incentive Award relates shall be counted against the number of shares of Common Stock reserved and available under the Plan at the time of grant of the Incentive Award, unless such number of shares of Common Stock cannot be determined at that time, in which case the number of shares of Common Stock actually distributed pursuant to the Incentive Award shall be counted against the number of shares of Common Stock reserved and available under the Plan at the time of distribution; provided, however, that Incentive Awards related to or retroactively added to, or granted in tandem with, substituted for or converted into, other Incentive Awards shall be counted or not counted against the number of shares of Common Stock reserved and available under the Plan in accordance with procedures adopted by the Committee so as to ensure appropriate counting, but avoid double counting; and, provided further, that the number of shares of Common Stock deemed to be issued under the Plan upon exercise of an Option or another stock-based award in the nature of a stock purchase right shall be reduced by the number of shares of Common Stock surrendered by the Participant in payment of the exercise or purchase price of the Incentive Award.

          If any shares of Common Stock to which an Incentive Award relates are forfeited, or payment is made to the Participant in the form of cash, cash equivalents or other property other than shares of Common Stock, or the Incentive Award otherwise terminates without payment being made to the Participant in the form of shares of Common Stock, any shares of Common Stock counted against the number of shares of Common Stock reserved and available under the Plan with respect to such Incentive Award shall, to the extent of any such forfeiture, alternative payment or termination, again be available for Incentive Awards under the Plan.

          Shares of Common Stock issued under the Plan may be either newly issued shares or treasury shares, at the discretion of the Committee.

4.     Administration of the Plan

          The Plan shall be administered by the Committee. The Committee shall, consistent with the terms of the Plan, from time to time designate the employees of the Company who shall be granted Incentive Awards under the Plan and the amount, type and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof. In addition, the Committee may authorize an executive officer of the Corporation to grant Incentive Awards of a specified type, covering a specified aggregate number of shares of Common Stock and, in the case of any such grant of Options or SARs, at a specified exercise or base price (which may not be less than Fair Market Value on the date of grant) to a specified group of employees and within a specified period of time.

          The Committee shall have full, discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Incentive Award (and any agreement evidencing any Incentive Award) granted thereunder and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate. Decisions of the Committee shall be final, binding and conclusive on all parties.

          At or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s employment during which any such Incentive Award may remain outstanding, or (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Incentive Award.

          Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee.

          No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and Southwestern shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.     Eligibility

          The employees who shall be eligible to receive Incentive Awards pursuant to the Plan shall be those employees of the Company who are not officers or directors of Southwestern for the purposes of Section 16 of the Exchange Act, who are full-time employees of the Company and who are “exempt employees” as defined under the Fair Labor Standards Act of 1938 that the Committee shall select from time to time. All Incentive Awards granted under the Plan shall be evidenced by a separate written agreement entered into by the Company and the recipient of such Award.

6.     Options

          The Committee may from time to time grant Options pursuant to the Plan to Participants, which Options shall be evidenced by agreements in such form as the Committee shall from time to time approve. Options shall comply with and be subject to the following terms and conditions:

          (a)      Identification of Options

                     All Options granted under the Plan shall be identified in the agreement evidencing such Options as non-qualified stock options.

          (b)      Exercise Price

                     The exercise price per share of Common Stock covered by any Option granted under the Plan shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Option is granted.

          (c)      Term and Exercise of Options

                      (1)     Each Option shall become vested and exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on or after the date such Option is granted; provided, however, that no Option shall be exercisable after the expiration of ten years from the date such Option is granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such Option.

                      (2)     Each Option may be exercised in whole or in part, to the extent such Option is vested on the date of exercise; provided, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

                      (3)     An Option shall be exercised by delivering written notice to Southwestern’s principal office, to the attention of its Secretary, no less than three business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of shares of Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise either (i) in cash, by certified check, bank cashier’s check or wire transfer,

(ii)  through a directed brokerage service, if any is made available to Participants by Southwestern or (iii) subject to the approval of the Committee, in shares of Common Stock that have been owned by the Participant for at least six months prior to the effective date of exercise and valued at their Fair Market Value on the effective date of such exercise, or partly in shares of Common Stock with the balance in cash, by certified check, bank cashier’s check or wire transfer. Any payment in shares of Common Stock shall be effected by the delivery of such shares to the Secretary of Southwestern, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of Southwestern shall require from time to time.

                      (4)     Certificates for shares of Common Stock purchased upon the exercise of an Option shall be issued in the name of the Participant and delivered to the Participant as soon as practicable following the effective date on which the Option is exercised.

                      (5)     During the lifetime of a Participant, each Option granted to him shall be exercisable only by him. No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. Notwithstanding the foregoing, with the prior consent of the Committee, an Option, including the right to exercise such Option, may be transferred by a Participant during the Participant’s lifetime, but only to: (i) one or more of a Participant’s spouse or natural or adopted lineal descendants; or (ii) a trust, partnership, or corporation or other similar entity which is owned solely by one or more of the Participant’s spouse or natural or adopted lineal descendants or which will hold such Options solely for the benefit of one or more of such persons.

(d)	Effect of Termination of Employment

                      (1)     Unless the Committee provides otherwise on or after the date of grant, in the event that the employment of a Participant with the Company shall terminate for any reason other than Disability, Retirement, Cause or death (i) Options granted to such Participant, to the extent that they were vested and exercisable at the time of such termination, shall remain exercisable until the expiration of ninety days after such termination, on which date they shall expire to the extent not exercised, and (ii) Options granted to such Participant, to the extent that they were not vested and exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its original term.

                      (2)     Unless the Committee provides otherwise on or after the date of grant, in the event that the employment of a Participant with the Company shall terminate on account of the Disability or Retirement of the Participant, (i) such Participant shall be entitled to exercise, at any time or from time to time after such termination and until the first anniversary of such termination, Options granted to him or her hereunder to the extent that such Options were vested and exercisable at the time of such termination, provided however, that no Option shall be exercisable after the expiration of its original term, and (ii) Options granted to such Participant, to the extent that they were not vested and exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Options that are not exercised prior to the first anniversary of such termination shall expire on such anniversary date.

                      (3)     Unless the Committee provides otherwise on or after the date of grant, in the event that the employment of a Participant with the Company shall terminate on account of the death of the Participant, (i) such Participant’s estate or beneficiary under his or her will shall be entitled to exercise, at any time or from time to time until the first anniversary of such termination, Options granted to him or her hereunder to the extent that such Options were vested and exercisable at the time of such termination; provided, however, that no Option shall be exercisable after the expiration of its original term, and (ii) Options granted to such Participant, to the extent that they were not vested and exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Options that are not exercised prior to the first anniversary of such termination shall expire on such anniversary date.

                      (4)     In the event of the termination of a Participant’s employment for Cause, all outstanding Options granted to such Participant, whether or not then vested or exercisable, shall expire at the commencement of business on the date of such termination; provided, however, that no Participant shall be deemed to have been terminated for Cause during the two year period following any Change in Control.

                      (5)     For purposes of this Section 6(d), an Option shall be deemed to be vested and exercisable on the date of the termination of the employment of a Participant with the Company to the extent, if any, it becomes vested and exercisable by acceleration by the Committee.

(e)	Effect of Change in Control

                      Upon the occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately vested and exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan and the agreement evidencing such Option.

(f)	Cash Tax Bonuses and Loans

                      (1)     The Committee may grant to any Participant a cash tax bonus in an amount determined by the Committee to enable the Participant to pay any federal, state or local income taxes arising out of the exercise of an Option.

                      (2)     The Committee may provide a loan to any Participant in an amount determined by the Committee to enable the Participant to pay (i) any federal, state or local income taxes arising out of the exercise of an Option or (ii) the exercise price with respect to any Option. Any such loan (i) shall be for such term and at such rate of interest as the Committee may determine, (ii) shall be evidenced by a promissory note in a form determined by the Committee and executed by the Participant and (iii) shall be subject to such other terms and conditions as the Committee may determine.

7.     Stock Appreciation Rights

         The Committee may grant SARs pursuant to the Plan, which SARs shall be evidenced by an agreement in such form as the Committee shall from time to time approve. SARs shall comply with and be subject to the following terms and conditions:

(a)	Exercise Price

                      The base price per share of Common Stock covered by any SAR granted under the Plan shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such SAR is granted.

(b)	Benefit Upon Exercise

                      The exercise of an SAR with respect to any number of shares of Common Stock prior to the occurrence of a Change in Control shall entitle the Participant to (i) a cash payment, for each such share, equal to the excess of (A) the Fair Market Value of a share of Common Stock on the effective date of such exercise over (B) the per share base price of the SAR, (ii) the issuance or transfer to the Participant of the greatest number of whole shares of Common Stock which on the date of the exercise of the SAR have an aggregate Fair Market Value equal to such excess or (iii) a combination of cash and shares of Common Stock in amounts equal to such excess, all as determined by the Committee. The exercise of an SAR with respect to any number of shares of Common Stock upon or after the occurrence of a Change in Control shall entitle the Participant to a cash payment, for each such share, equal to the excess of (i) the greater of (A) the highest price per share of Common Stock paid in connection with such Change in Control and (B) the Fair Market Value of a share of Common Stock on the effective date of exercise over (ii) the per share base price of the SAR. Such payment, transfer or issuance shall occur as soon as practical, but in no event later than five business days, after the effective date of the exercise.

(c)	Term and Exercise of SARs

                       (1)     Each SAR shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee and set forth in the SAR agreement with respect to such SAR; provided, however, that no SAR shall be exercisable after the expiration of ten years from the date such SAR is granted; and, provided, further, that each SAR shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such SAR.

                       (2)     Each SAR may, to the extent vested and exercisable, be exercised in whole or in part; provided, that no partial exercise of an SAR shall be for an aggregate base price of less than $1,000. The partial exercise of an SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

                       (3)     An SAR shall be exercised by delivering written notice to Southwestern’s principal office, to the attention of its Secretary, no less than three business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of shares of Common Stock with respect to which the SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.

                       (4)     During the lifetime of a Participant, each SAR granted to him or her shall be exercisable only by the Participant. No SAR shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.

(d)	Effect of Termination of Employment

                       (1)     Unless the Committee provides otherwise on or after the date of grant, in the event that the employment of a Participant with the Company shall terminate for any reason other than Cause, Disability, Retirement or death (i) SARs granted to such Participant, to the extent that they were vested and exercisable at the time of such termination, shall remain exercisable until the expiration of ninety days after such termination, on which date they shall expire to the extent not exercised, and (ii) SARs granted to such Participant, to the extent that they were not vested and exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no SAR shall be vested and exercisable after the expiration of its original term.

                       (2)     Unless the Committee provides otherwise on or after the date of grant, in the event that the employment of a Participant with the Company shall terminate on account of the Disability, Retirement or death of the Participant (i) SARs granted to such Participant, to the extent that they were vested and exercisable at the time of such termination, shall remain exercisable until the expiration of one year after such termination, on which date they shall expire to the extent not exercised, and (ii) SARs granted to such Participant, to the extent that they were not vested and exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no SAR shall be exercisable after the expiration of its original term.

                       (3)     In the event of the termination of a Participant’s employment for Cause, all outstanding SARs granted to such Participant, whether or not then vested or exercisable, shall expire at the commencement of business on the date of such termination; provided, however, that no Participant shall be deemed to have been terminated for Cause during the two year period following any Change in Control.

(e)	Effect of Change in Control

                       Upon the occurrence of a Change in Control, any SAR granted under the Plan and outstanding at such time shall become fully and immediately vested and exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.

8.      Phantom Stock

         The Committee may grant shares of Phantom Stock pursuant to the Plan. Each grant of shares of Phantom Stock shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Each grant of shares of Phantom Stock shall comply with and be subject to the following terms and conditions:

(a)	Vesting Date

                       At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares and the conditions, if any, which must be satisfied on or prior to such Vesting Date for the Participant’s rights with respect to such shares of Phantom Stock to become vested. The Committee may divide such shares into classes and assign a different Vesting Date and different conditions for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 8(c) hereof and any agreement evidencing such Phantom Stock are satisfied and except as provided in Section 8(d) hereof, upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, the Participant’s rights with respect to such share shall become fully vested and nonforfeitable.

(b)	Benefit Upon Vesting

                       Upon the vesting of a share of Phantom Stock, a Participant shall be entitled to receive in cash, within 30 days of the applicable Vesting Date or at such later date as the Committee shall determine, an amount in cash in a lump sum equal to the sum of (i) the Fair Market Value of a share of Common Stock on the applicable Vesting Date with respect to such share of Phantom Stock and (ii) the aggregate amount of cash dividends paid with respect to a share of Common Stock during the period commencing on the date on which such share of Phantom Stock was granted to the Participant and terminating on the applicable Vesting Date for such share.

(c)	Conditions to Vesting

                       At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions, not inconsistent with the provisions hereof, to the vesting of such shares as it deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Phantom Stock, that the Participant and/or the Company achieve such performance criteria as the Committee may specify at the time of the grant of such shares of Phantom Stock and/or that the Participant continue in the employment of the Company for a specified period of time.

(d)	Effect of Termination of Employment

                       (1)     Unless the Committee provides otherwise on or after the date of grant, in the event that the employment of a Participant with the Company shall terminate for any reason other than Cause prior to the Vesting Date of shares of Phantom Stock granted to such Participant, a portion of such shares, to the extent not forfeited or cancelled on or prior to such termination pursuant to any provision hereof or of the agreement evidencing such Phantom Stock, shall vest on the date of such termination. The portion referred to in the preceding sentence shall be determined by the Committee at or after the time of the grant of such shares of Phantom Stock and may be based on the achievement of any conditions imposed by the Committee with respect to such shares pursuant to Section 8(c). Such portion may be zero.

                       (2)     In the event of the termination of a Participant’s employment for Cause, all shares of Phantom Stock granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited and cancelled.

(e)	Effect of Change in Control

                      Upon the occurrence of a Change in Control, all shares of Phantom Stock which have not theretofore vested, or been cancelled or forfeited pursuant to any provision hereof or of the agreement evidencing such Phantom Stock, shall immediately vest and become nonforfeitable.

9.     Restricted Stock

        The Committee may grant shares of Restricted Stock pursuant to the Plan. Each grant of shares of Restricted Stock shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Each grant of shares of Restricted Stock shall comply with and be subject to the following terms and conditions:

(a)	Issue Date and Vesting Date

                       At the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares and the conditions, if any, which must be satisfied on or prior to such Vesting Date for the Participant’s rights with respect to such shares of Restricted Stock to become vested. The Committee may divide such shares into classes and assign a different Issue Date and/or Vesting Date and different conditions for each class. Upon the occurrence of the Issue Date with respect to a share of Restricted Stock, a share of Restricted Stock shall be issued in accordance with the provisions of Section 9(d) hereof. Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 9(b) hereof and any agreement evidencing such Restricted Stock are satisfied, and except as provided in Section 9(c) and 9(f) hereof, upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, the Participant’s rights with respect to such share shall become fully vested and the restrictions of Section 9(c) hereof shall cease to apply to such share.

(b)	Conditions to Vesting

                       At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions, not inconsistent with the provisions hereof, to the vesting of such shares as it deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Restricted Stock, that the Participant and/or the Company achieve such performance criteria as the Committee may specify at the time of the grant of such shares and/or that the Participant continue in the employment of the Company for a specified period of time.

(c)	Restrictions on Transfer Prior to Vesting

                       Prior to the vesting of a share of Restricted Stock, such share of Restricted Stock shall not be transferable under any circumstances and no transfer of a Participant’s rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such share, but immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be cancelled and shall be forfeited by the Participant and the transfer shall be of no force or effect.

(d)	Issuance of Certificates

                       (1)     Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued stock certificates, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Southwestern Energy Company 2002 Employee Stock Incentive Plan and an Agreement entered into between the registered owner of such shares and Southwestern Energy Company. A copy of the Plan and Agreement is on file in the office of the Secretary of Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 300, Houston, Texas 77032.

Such legend shall not be removed from the certificate evidencing such shares unless and until such shares become vested and the restrictions on the transfer thereof lapse pursuant to the terms hereof and any agreement evidencing such Restricted Stock.

                       (2)     Each certificate issued pursuant to Section 9(d)(1) hereof, together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be deposited by the Company with a custodian designated by the Company until the applicable shares become vested. The Company shall cause such custodian to issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

(e)	Consequences Upon Vesting

                       Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 9(c) hereof shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests pursuant to the terms hereof, the Company shall cause to be issued and delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 9(d)(1) hereof, together with any other property of the Participant held by the custodian pursuant to Section 9(d)(2) hereof.

(f)	Effect of Termination of Employment

                       (1)     Unless the Committee provides otherwise on or after the date of grant, in the event that the employment of a Participant with the Company shall terminate for any reason other than Cause prior to the vesting of shares of Restricted Stock granted to such Participant, a portion of such shares, to the extent not forfeited or cancelled on or prior to such termination pursuant to any provision hereof or any agreement evidencing such Restricted Stock, shall vest on the date of such termination. The portion referred to in the preceding sentence shall be determined by the Committee and may be based on the achievement of any conditions imposed by the Committee with respect to such shares pursuant to Section 9(b). Such portion may zero.

                       (2)     In the event of the termination of a Participant’s employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be cancelled and forfeited.

(g)	Effect of Change in Control

                       Upon the occurrence of a Change in Control, all shares of Restricted Stock which have not theretofore vested (including those with respect to which the Issue Date has not yet occurred), or been cancelled or forfeited pursuant to any provision hereof or any agreement evidencing such Restricted Stock, shall immediately vest and all restrictions applicable thereto shall lapse.

(h)	Cash Tax Bonuses and Loans

                       (1)     The Committee may grant to any Participant a cash tax bonus in an amount determined by the Committee to enable the Participant to pay any federal, state or local income taxes arising out of the award or vesting of Restricted Stock.

                       (2)     The Committee may provide a loan to any Participant in an amount determined by the Committee to enable the Participant to pay any federal, state or local income taxes arising out of the award or vesting of Restricted Stock. Any such loan (i) shall be for such term and at such rate of interest as the Committee may determine, (ii) shall be evidenced by a promissory note in a form determined by the Committee and executed by the Participant and (iii) shall be subject to such other terms and conditions as the Committee may determine.

10.     Adjustment Upon Changes in Common Stock

(a)	Adjustment upon Certain Events

                       In the event of any change in the shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, reorganization, merger, consolidation, combination, spin-off, reclassification or exchange of shares or similar corporate change (such change, an “Adjustment Event”), (i) the maximum aggregate number of shares of Common Stock with respect to which Incentive Awards may be granted under the Plan, (ii) the type or class of securities with respect to which Incentive Awards may be granted under the Plan, (iii) the number, type and class of securities covered by any then outstanding Options and SARs and the respective exercise and base prices applicable under any then outstanding Options and SARs and (iv) the number, type and class of securities covered by any then outstanding shares of Phantom Stock or Restricted Stock and the respective limitations or other criteria applicable to any then outstanding shares of Phantom Stock or Restricted Stock may be appropriately adjusted by the Committee as it shall determine is appropriate to prevent enlargement or dilution of the rights of Participants hereunder. In the event of any change in the shares of Common Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number, type and class of shares of securities with respect to which Incentive Awards may be granted or that are subject to then outstanding Incentive Awards, and the other terms and conditions of then outstanding Incentive Awards, as the Committee may deem appropriate to prevent enlargement or dilution of the rights of Participants hereunder.

(b)	Outstanding Restricted Stock

                       Unless the Committee otherwise determines, any securities or other property (including dividends paid in cash) issued or paid with respect to shares of Restricted Stock that are outstanding as of the date an Adjustment Event occurs which have not become vested as of such date shall be promptly deposited with the custodian designated pursuant to Paragraph 9(d)(2) hereof and shall not become vested or transferable to the Participant unless and until such Participant’s rights with respect to the related shares of Restricted Stock become vested.

(c)	Outstanding Options and SARs – Certain Transactions

                       Notwithstanding any other provision of the Plan, in the event of (i) a dissolution or liquidation of Southwestern, (ii) a sale of all or substantially all of Southwestern’s assets or (iii) a merger, consolidation, or similar business transaction involving Southwestern, the Committee shall have the power to:

                       (A)     cancel, effective immediately prior to the occurrence of such event, all or a portion of the Options and SARs outstanding immediately prior to such event (whether or not then vested or exercisable), and, in full consideration for such cancellation, pay to the Participant to whom such Option or SAR was granted an amount in cash, for each share of Common Stock subject to each such cancelled Option or SAR, respectively, immediately prior to such event, equal to the excess of (A) the value, as determined by the Committee (as constituted immediately prior to such event) of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise or base price of such Option or SAR; or

                       (B)     provide for the exchange of all or a portion of such Options and/or SARs outstanding immediately prior to such event (whether or not then vested or exercisable) for equivalent options or stock appreciation rights covering securities of the acquiring entity (or the ultimate parent thereof) and, incident thereto, make an equitable adjustment as determined by the Committee (as constituted immediately prior to such event) in the exercise or base price of such exchanged option or stock appreciation right, and/or the number, type and class of securities subject to such exchanged option or stock appreciation right or, if appropriate, provide for a cash payment to the Participant to whom such Option or SAR was granted in partial consideration for the exchange of the Option or SAR.

(d)	No Other Rights

                       Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of Southwestern or any other corporation. Except as expressly provided in the Plan, no issuance by Southwestern of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reasons thereof shall be made with respect to, the number of shares of Common Stock subject to an Incentive Award or the exercise or base price of any Option or SAR.

11.     Rights as a Stockholder

          No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Incentive Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 8, 9 or 10 hereof, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

12.     No Special Employment Rights; No Right to Incentive Award

          Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

          No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

13.     Securities Matters

          (a)     Southwestern shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, Southwestern shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until Southwestern is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.

          (b)     The exercise of any Option granted hereunder shall only be effective at such time as counsel to Southwestern shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. Southwestern may, in its sole discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of shares of Common Stock pursuant to any Incentive Award pending or to ensure compliance under federal or state securities laws. Southwestern shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of shares of Common Stock pursuant to any Incentive Award. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14.     Withholding Taxes

(a)	Cash Remittance

                       Whenever shares of Common Stock are to be issued upon the exercise of an Option or SAR or the grant of Restricted Stock or restrictions on shares of Restricted Stock are to lapse, Southwestern shall have the right to require the Participant to remit to Southwestern in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, grant or lapse prior to the delivery of any certificate or certificates for such shares or the effectiveness of the lapse of such restrictions. In addition, upon the exercise of an SAR or receipt of, or payment in respect of, a share of Phantom Stock, Southwestern shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, receipt or payment.

(b)	Stock Remittance

                       At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise of an Option or SAR or the grant of Restricted Stock, or when restrictions on Restricted Stock lapse, the Participant may tender to Southwestern a number of shares of Common Stock that have been owned by the Participant for at least six months having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or grant but not greater than such withholding obligations. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

(c)	Stock Withholding

                       At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise of an Option or SAR or the grant of Restricted Stock, or when restrictions on Restricted Stock lapse, Southwestern shall withhold a number of such shares having a Fair Market Value at the exercise date determined by the Committee to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, grant or lapse of restrictions, but not greater than such withholding obligations. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

15.     Amendment or Termination of the Plan

         The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that any revision or amendment to the Plan that requires the approval of shareholders pursuant to New York Stock Exchange Listing Requirements or applicable law shall not be made until such approval of shareholders is obtained. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, materially reduce the Participant’s rights under any previously granted and outstanding Incentive Award. Nothing herein shall limit the right of Southwestern to pay compensation of any kind outside the terms of the Plan.

16.     No Obligation to Exercise

          The grant to a Participant of an Option or SAR shall impose no obligation upon such Participant to exercise such Option or SAR.

17.     Transfers Upon Death

          Subject to Section 6(c)(5), upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. Subject to Section 6(c)(5), no transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind Southwestern unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award. Except as provided in Section 17 or Section 6(c)(5), no Incentive Award shall be transferable, and shall be exercisable only by a Participant during the Participant’s lifetime.

18.     Expenses and Receipts

          The expenses of the Plan shall be paid by Southwestern. Any proceeds received by Southwestern in connection with any Incentive Award will be used for general corporate purposes.

19.     Failure to Comply

           In addition to the remedies of Southwestern elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Incentive Award, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee may determine.

20.     Effective Date and Term of Plan

          The Plan was adopted by the Board of Directors on October 23, 2002. No grants may be made under the Plan after October 23, 2004.